Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of ECOS Group, Inc. and subsidiaries on Forms S-3 and S-8 (File No.'s 333-13921 and 333-13191, respectively) of our report dated July 11, 1997, on our audits of the consolidated financial statements of ECOS Group, Inc. and subsidiaries as of March 31, 1997, and for the years ended March 31, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1997.


/s/ COOPERS & LYBRAND L.L.P.

Miami, Florida
July 15, 1997